Exhibit 99.1

BIODEL REPORTS SECOND QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

DANBURY, Conn., May 10, 2012 Biodel Inc. (Nasdaq: BIOD) today reported financial results for the second fiscal quarter ended March 31, 2012.

Highlights since Beginning of Second Fiscal Quarter

•

Announced a planned New Drug Application (NDA) submission by the first calendar quarter of 2014 for a proprietary glucagon rescue formulation.

•

Successfully completed a Phase 1 clinical trial of recombinant human insulin (RHI)-based ultra-rapid-acting prandial insulin formulations BIOD-123 and BIOD-125 that met the company’s criteria to initiate a Phase 2 clinical trial, projected to start in the third calendar quarter of 2012.

•

Received a notice of allowance from the European Patent Office for additional RHI- and analog-based ultra-rapid-acting insulin patent claims, further strengthening Biodel’s proprietary position in Europe.

•

Announced the selection of analog-based ultra-rapid-acting insulin formulations for further study in a Phase 1 clinical trial, projected to start in late 2012.

•

Strengthened the Board of Directors with the addition of Ms. Julia R. Brown and Mr. Davey S. Scoon.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated:  “The last quarter has been a busy one for us at Biodel in successfully executing our development strategy and delivering on important milestones.  Constructive FDA feedback regarding our liquid formulation of glucagon intended for use as a rescue treatment for patients experiencing severe hypoglycemia has accelerated our planning.  Under our current projections, the glucagon program is now the one closest to an NDA submission, which is targeted for late 2013 or early 2014.  In parallel, we look forward to initiating a Phase 2 clinical trial of our lead candidate BIOD-123, an RHI-based ultra-rapid-acting insulin, next quarter and a Phase 1 clinical trial for our lead candidates for an analog-based ultra-rapid-acting insulin later this year.”

Exhibit 99.1

Second Quarter Financial Results

Biodel reported a net loss for the three months ended March 31, 2012 of $4.3 million, or $0.11 per share, compared to a net loss of $5.4 million, or $0.21 per share, for the same period in the prior year.

Research and development expenses were $2.6 million for the three months ended March 31, 2012, compared to $2.9 million for the same period in the prior year.  The decrease in research and development expenses was primarily due to lower personnel and stock-based compensation expenses.

General and administrative expenses were $1.8 million for the three months ended March 31, 2012, compared to $2.3 million for the same period in the prior year.  The decrease in general and administrative expenses was primarily attributable to lower personnel and stock-based compensation expenses.

Expenses for the three months ended March 31, 2012 and 2011 included costs of $0.3 million and $1.2 million, respectively, in stock-based compensation expense related to options granted to employees and non-employee directors.

Biodel did not recognize any revenue during the three months ended March 31, 2012 or 2011.

At March 31, 2012, Biodel had cash and cash equivalents of $29.8 million, which will support operations through the middle of calendar year 2013.  At March 31, 2012, Biodel had 38.9 million shares outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on May 10, 2012 beginning at 8:30 a.m. Eastern Daylight Time to discuss these results and provide a company update.  Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international).  To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com.  An archived version of the audio webcast will be available on Biodel's website.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients.  We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.  For further information regarding Biodel, please visit the company's website at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates.  Forward-looking statements represent our management's judgment regarding future events.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes; our ability advance a proprietary insulin formulation into a Phase 2 clinical trial in a timely manner; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin; our ability to secure approval from the FDA for our product candidates under

Exhibit 99.1

Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended December 31, 2011.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	March 31,
	2011	2012
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$38,701	$29,844
Restricted cash	60	1,560
Taxes receivable	35	35
Other receivables	1	—
Prepaid and other assets	399	627

Total current assets	39,196	32,066
Property and equipment, net	2,253	1,878
Intellectual property, net	49	48
Long term other assets	7	—

Total assets	$41,505	$33,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$222	$114
Accrued expenses:
Clinical trial expenses	763	872
Payroll and related	1,118	795
Accounting and legal fees	191	217
Severance	688	471
Other	204	148
Income taxes payable	103	97

Total current liabilities	3,289	2,714

Common stock warrant liability	996	995
Other long term liabilities	142	—

Total liabilities	4,427	3,709
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, 1,813,944 outstanding	18	18
Common stock, $.01 par value; 100,000,000 shares authorized; 38,647,683 and 38,923,614 issued and outstanding	386	389
Additional paid-in capital	212,020	214,040
Deficit accumulated during the development stage	(175,346)	(184,164)

Total stockholders’ equity	37,078	30,283

Total liabilities and stockholders’ equity	$41,505	$33,992

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		December 3, 2003 (inception) to March 31,
	2011	2012	2011	2012	2012
Revenue	$—	$—	$—	$—	$—
Operating expenses:
Research and development	2,902	2,643	8,408	4,996	135,125
General and administrative	2,305	1,830	4,882	3,851	60,797

Total operating expenses	5,207	4,473	13,290	8,847	195,922
Other (income) and expense:
Interest and other income	(5)	(17)	(10)	(41)	(5,607)
Interest expense	—	—	—	—	78
Adjustments to fair value of common stock warrant liability	237	(146)	(2,535)	(1)	(11,358)
Loss on settlement of debt	—	—	—	—	627

Operating loss before tax provision (benefit)	(5,439)	(4,310)	(10,745)	(8,805)	(179,662)
Tax provision (benefit)	3	6	6	13	(558)

Net loss	(5,442)	(4,316)	(10,751)	(8,818)	(179,104)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(5,442)	$(4,316)	$(10,751)	$(8,818)	$(184,164)

Net loss per share — basic and diluted	$(0.21)	$(0.11)	$(0.41)	$(0.23)

Weighted average shares outstanding — basic and diluted	26,469,890	38,754,234	26,444,219	38,724,538